Exhibit 10.3


                              EMPLOYMENT AGREEMENT


Dear:  Kenneth O'Rorke


We are pleased that you (Kenneth O'Rorke) have accepted employment with Malacology Corporation (Employer) commencing October 15, 2001. You will be employed as Chief Financial Officer of Malacology Corporation. This letter will set out the terms and conditions of your employment.

1. Scope of Work. As Chief Financial Officer your duties and obligations will include all responsibilities as defined in exhibit "A" related to Malacology and its subsidiaries in the Czech Republic and future expansion that may take place in any part of the world. Initially you will report to Vivek Rao, Chairman of the Board of Malacology, then to Board of Directors of Malacology.

2.       Changes  in  Terms  and  Conditions.   Your  terms  and  conditions  of
         employment may be amended from time to time, subject to mutual acceptance and as the needs of Employer require. Your performance will be reviewed with you on an annual basis, which is the time at which any salary changes will ordinarily be made. The contract is for a two-year period and will terminate at close of business day on October 14, 2003.

3. Salary. The Employer will pay you an annual salary of $150,000 US, which will be payable monthly in arrears with the first month to be paid within the first 30 days. A $10,000 US signing bonus will be paid within the first 30 days. Your salary will be paid by Malacology Corporation for the first year only and will be guaranteed as long as your duties are met under (Exhibit A).

4. Vacations. During the term of this employment you will be entitled to 3 weeks vacation per annum with no carry forward and no cash benefit if unused only after completion of thirteen (13) weeks of continuous service as an employee of the Company.

5. Expenses. The Employer will reimburse you in accordance with its policies for all reasonable expenses actually and properly incurred by you in the performance of your duties under this agreement. For all such expenses, you will furnish the Employer a completed expense form in compliance with company policy.

6. Services. You will devote the whole of your time, attention and ability to the business of the Employer and will well and faithfully serve the Employer and use your best efforts to promote its interests.

7. Duties. You will duly and diligently perform all the duties assigned to you while in the employ of the Employer and truly and faithfully account for and deliver to the Employer all money, securities and things of value belonging to the Employer, which you may from time to time receive for, from or on account of the Employer.

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8.       Rules and Regulations.  You agree to be bound by and faithfully observe and abide by all the rules and regulations or guidelines of the Employer (including, but not limited to, any office procedural manuals and any confidentiality of information policies and procedures) which are in effect from time to time, which are brought to your notice or of which you should be aware. While a breach of any of the rules or regulations of the Employer may be cause for discipline up to and including discharge, you should be aware that protection of the Employer's confidentiality information is extremely important to the
         success  of  the  Employer  and,   consequently,   any  breach  of  the
         confidentiality of information policies or procedures which are in effect from time to time will be cause for severe discipline and/or termination of employment for cause.

9. Non-Disclosure. You acknowledge that during your employment with the Employer and its parent Pacific Star Technologies Corporation confidential information will be disclosed to you and that any unauthorized disclosure to the third parties or use other than for the Employer's purposes could cause extensive harm to the Employer. Confidential information includes any and all trade secrets, confidential, private or secret information of the Employer including without limitation) business methods and practices of the employer ii) business and financial information of the Employer iii) marketing strategies of the Employer, and iv) such information as the Employer may from time to time designate as being confidential to the Employer. Confidential information will not include information that is in the public domain, or information that falls into the public domain, unless such information falls into the public domain by disclosure or other acts by you, or through your fault.

10. Non-Competition. You agree that you will not, without the prior written consent of the Employer, at any time during your employment with the Employer and for a period of 6 months following termination of your employment however caused either by you or the Employer lend money to, guarantee the debts or obligations of or permit your name or any part thereof to be used or employed by any person engaged in or concerned with the description of aspect of the business in which employee is engaged (i.e. Telecoms, Data, ISP and related businesses) in Czech Republic and Central Europe. You agree that the restrictions set out above are reasonable and valid and all defenses to the strict enforcement of this non-competition covenant by the Employer is waived by you.

11. Termination for Cause. The employer may terminate this employment agreement and your employment at any time for cause (cause in this instance will be defined as fraud, stealing, misinformation and gross negligence.

12. Termination on Notice. You or the Employer may terminate this agreement and your employment at any time upon giving 1 months written notice to the other party. The Employer shall also provide a 3 month severance payment to include the payment of benefits and salary if terminated without cause. If however, such termination by the Employee occurs prior to the expiration of the Initial Term, the Employee shall forfeit any and all rights to any Share Interests.

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13.      Fairness  and  Reasonableness.  You and the  Employer  confirm that the notice or pay in lieu of notice provisions contained in items 12 are fair and reasonable and agree that upon any termination of this agreement by the Employer in compliance with paragraphs 11 or 12 or upon any termination of this agreement by you, you will have no action, cause of action, claim or demand against the Employer or any other person as a consequence of such termination.

14. Return of Property. Upon any termination of your employment, you will at once deliver to the Employer all documents, effects, money or other property belonging to the Employer or for which the Employer is liable to others, which are in your possession, charge, control or custody.

15. Deductions. All payments under this employment agreement will be subject to all appropriate statutory deductions.

16. Entire Agreement. This agreement constitutes the entire agreement between you and the Employer with respect to your employment and cancels and supersedes any prior understandings and agreements between you and the Employer hereto with respect to your employment. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory, between you and the Employer other than as expressly set forth in this agreement.

17. Governing Laws. This agreement will be governed by and construed in accordance with the laws of the state of Florida, USA

18. Exhibit A. Is considered a valid document and is an integral part of this agreement.

19. Copy of Agreement. You acknowledge receipt of a copy of this agreement signed by the Employer.

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If you agree  with the  above,  please  sign both  copies of this  letter in the presence of a witness and return one copy to the Employer.

/s/ Vivek Rao                                        October 23, 2001
------------------------------------                 ----------------
Vivek Rao,  Director                                 Date
For Malacology



I have read, understand and hereby voluntarily accept the terms of employment outlined above.

/s/ Kenneth O'Rorke                                  October 23, 2001
------------------------------------                 ----------------
Kenneth O'Rorke                                      Date



/s/ Brendon K. Rennert                               October 23, 2001
------------------------------------                 ----------------
Witness, Name                                        Date

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                                    EXHIBIT A


Name:                      Kenneth O'Rorke
Position:                  Chief Financial Officer, Malacology, Tampa, Florida
Place of Employment:       Tampa, Florida
Reporting:                 Board of Directors Malacology
Term:                      2 years
Employer:                  Rann Globalnet, a.s.
Start Date:                October 15, 2001
Finish Date:               October 14, 2003
Salary:                    $120,000 per year.
Bonus:                     Payable on or before December 15th of each year, in
                           the an amount equal to 10 - 20% of the annual salary
                           amount based upon the discretion of the Company's
                           Board of Directors
Review:                    Annually (six month review in 2001 for Malacology
                           employment)
Insurance:                 Paid for by Employer to Employee and Employee's
                           immediate family in accourance with the policies of
                           the Company.
Territory                  The Countries of Poland, Hungary, Czech Republic,
                           Romania, Bulgaria, Russia, Ukraine, Turkey and India
Duties:                    The initial duties and responsibilities of the
                           Employee shall include, but not be limited to, rendering the following services:

1.       Conduct day-to-day financial management of the Company.

2. Travel to each location where the Company has, or is in the process of establishing, material business operations at least once a month.

3. Provide financial reports to the Company's Board of Directors, which reports shall be in form and substance reasonably satisfactory to the Company's Board of Directors.

4. Fulfill the Company's external financial reporting requirements to the best of the Employee's ability.

5. Such other duties and responsibilities as the Company's Board of Directors may designate from time to time.

6.       Create Company Business Plan



--------------------------                               --------------------
Initials, Kenneth O'Rorke                                 Initials, Vivek Rao


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Exhibit A - Page 2


--------------------------------                        -------------------
Vivek Rao, Director                                      Date
For Malacology



I have read, understand and hereby voluntarily accept the terms of employment outlined above.



--------------------------------                        -------------------
Kenneth O'Rorke                                          Date



--------------------------------                        -------------------
Witness, Name                                            Date